EXHIBIT 99.2

OMB Number: 3235-0569
Expires: January 31, 2003

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, John R. Eickhoff, Executive Vice President and Chief Financial Officer of Ceridian Corporation, states and attests that:

(1)	To the best of my knowledge, based upon a review of the covered reports of Ceridian Corporation, and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with Ceridian Corporation’s Audit Committee.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	Annual Report on Form 10-K, for the fiscal year ended December 31, 2001 of Ceridian Corporation;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Ceridian Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

Subscribed and sworn to before me this 13th day of August, 2002.
/s/ John R. Eickhoff John R. Eickhoff Executive Vice President and Chief Financial Officer August 13, 2002	/s/ Maryann Noleen Notary Public My Commission Expires: 1-31-2005